UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2005

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective May 3, 2005, the Board of Directors of Alico, Inc. (the “Company”) adopted an amendment to the Company’s Bylaws to eliminate the Executive and Finance Committees of the Board of Directors and to provide the Board, instead, with the ability to designate one or more committees and appoint Board members to serve on such committees pursuant to Section 607.0825 of the Florida Statutes. The amended Bylaws also specify that the Company shall have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The text of the amendment is attached as an Exhibit to this Current Report on Form 8-K.

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Effective May 3, 2005, the Company has adopted amendments to its Code of Business Conduct and Ethics (the “Code”) and WhistleBlower Policy (the “Policy”) . The amendments are not of a substantive nature, but rather serve to expand on and clarify some of the terms contained therein and to recognize the Company’s creation of the position of Lead Director, recognizing the Lead Director as another channel through which violations may be reported. The entire text of the revised Code and Policy are attached as exhibits to this Current Report on Form 8-K. The Company has also posted the Code and the Policy on its website at www.alicoinc.com.

ITEM 8.01 OTHER EVENTS

Effective May 3, 2005, the Company has amended the charter of its Nominating Committee to expand the scope of the Committee’s responsibilities to include certain corporate governance oversight duties and to change the Committee’s name to reflect is new responsibilities. The Nominating and Governance Committee, as it is now called, will operate under a revised charter, a copy of which will be included in the proxy statement for the Company’s next annual meeting of shareholders, to be held June 10, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The following exhibits are included with this Report:

Exhibit 3(ii)	Amendment to Bylaws, effective as of May 3, 2005.

Exhibit 14.1	Amended and Restated Code of Business Conduct and Ethics as revised effective May 3, 2005.

Exhibit 14.2	Amended and Restated Whistleblower Policy as revised effective as of May 3, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.
(Registrant)

Date: May 6, 2005	By:	/s/ John R Alexander
John R Alexander
President and Chief Executive Officer

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